Exhibit 10.6

January 21, 2005

Mercator Partners Acquisition Corp.

One Fountain Square,

11911 Freedom Drive, Suite 1080,

Reston, Virginia 20190

HCFP/Brenner Securities LLC

888 Seventh Avenue, 17th Floor

New York, New York 10106

Re:	Initial Public Offering

Ladies and Gentlemen:

The undersigned, in consideration of HCFP/Brenner Securities LLC (“Brenner”)’s willingness to underwrite an initial public offering of the securities of Mercator Partners Acquisition Corp. (“Company”) (the “IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 8 hereof):

1. The undersigned waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund as a result of such liquidation with respect to his Insider Shares and hereby agrees not to seek recourse against the Trust Fund for any claim he may have in the future as a result of, or arising out of, any contracts or agreements with the Company.

2. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Brenner that the business combination is fair to the Company’s stockholders from a financial perspective.

3. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination. The undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

4. Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

5. The undersigned agrees not to sell any of his Insider Securities until the earlier of the Company’s completion of a Business Combination or the distribution of the Trust Fund.

6. I agree to be a Special Advisor to the Company. The undersigned’s biographical information furnished to the Company and Brenner and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background. The undersigned’s Questionnaire furnished to the Company and Brenner and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. I have full right and power, without violating any agreement by which I am bound, to enter into this letter agreement and to serve as a Special Advisor to the Company.

8. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Securities” shall mean all of the shares of common stock, Class W Warrants and Class Z Warrants (and all shares of common stock underlying such securities) of the Company owned by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Class B common stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean that portion of the net proceeds of the IPO placed in trust for the benefit of the holders of the IPO Shares as contemplated by the Company’s prospectus relating to the IPO.

Morgan E. O’Brien Print Name of Insider

/s/ Morgan E. O’Brien
Signature

EXHIBIT A

Mr. O’Brien has served as Vice Chairman of Nextel (NASDAQ:NXTL) since 1996. Mr. O’Brien co-founded what would become Nextel (Fleet Call) in 1987 and served as Chairman of the Board through 1996. From 1987 to 1994, Mr. O’Brien also served as General Counsel of Nextel. Mr. O’Brien was with the firm of Jones, Day, Reavis & Pogue from January 1986 to January 1990, during which time he served as the partner-in-charge of the firm’s telecommunications practice. Mr. O’Brien also served as a consultant to Jones, Day, Reavis & Pogue from January 1990 to October 1991. From June 1979 until April 1987, Mr. O’Brien was in private legal practice and represented major specialized mobile radio operators in proceedings before the Federal Communications Commission. From October 1970 to June 1979, Mr. O’Brien served in a variety of legal and managerial positions with the FCC in the areas of private radio and radio common carrier administration. Mr. O’Brien began his career as a lawyer with the Mobile Services Division of the FCC in 1970 where he assisted in establishing the rules and procedures for all land mobile services. Mr. O’Brien currently serves as Chairman of the Board of Trustees of The Field School in Washington, DC, and is also a member of the law board of Northwestern University School of Law. Mr. O’Brien received an A.B. in Classical Studies from Georgetown University and a J.D. from Northwestern University.